LEGG MASON PARTNERS EQUITY TRUST
LEGG MASON PARTNERS 130/30 U.S. LARGE
CAP EQUITY FUND


Sub-Item 77Q1

Registrant incorporates by reference
Registrant's Amended and Restated
Designation of Classes effective
as of August 9, 2007 and filed
August 24, 2007.
(Accession No. 0001193125-07-189016)